Exhibit 10.1

EMPLOYEE AGREEMENT – 2026 Calendar Year

This Employee Agreement (this “Agreement”) is made and entered into by and between Phoenix Energy One, LLC (together with its affiliates and subsidiaries, the “Company”), and Adam Ferrari (“Employee”), effective as of January 1, 2026 (the “Effective Date”) and replaces the “Employee Agreement – 2025 Calendar Year” signed May 8, 2025 and effective January 1, 2025 between Employee and Phoenix Equity Holdings, LLC (“PEH”), as well as any other prior “Employee Agreement” between Employee and the Company (including PEH).

1.	POSITION AND DUTIES

(a)

Position: Employee continues to be employed in the capacity of Chief Executive Officer of the Company. Employee agrees to serve the Company and to perform faithfully and to the best of their abilities the duties and responsibilities commensurate with such position.

(b)

Duties: Employee shall perform all duties as are customary for the position of Chief Executive Officer and any additional duties now or hereafter assigned to Employee by the board of directors of the Company (the “Board of Directors”). Employee is expected to adhere to all policies of the Company and to act in the best interests of the Company at all times.

2.	TERM OF AGREEMENT The term of this Agreement shall commence on the Effective Date and continue until terminated as provided in Section 4.

3.	COMPENSATION AND BENEFITS

(a)

Variable Compensation: Employee shall receive variable compensation tied to the gross revenue of the Company. The percentage awarded to Employee for the 2026 calendar year is 0.90% of an assumed gross revenue amount for the Company for the 2026 calendar year set by the Board of Directors pursuant to the Company’s Third Amended and Restated Operating Agreement dated September 29, 2025, as amended from time to time (the “Operating Agreement”). The Board of Directors may revise such assumed gross revenue amount in and at its discretion during the course of the 2026 calendar year. Payments of the variable compensation will be made twice a month and may be trued up on December 15, 2026 using annual gross revenue estimates prepared from the books and records of the Company as of November 30, 2026 to the extent the Board of Directors determines that additional variable compensation is payable to Employee.

(b)

Benefits: Employee shall be eligible to participate in all employee benefit plans and programs, including but not limited to health insurance, dental insurance, and retirement plans, to the extent available and in accordance with the terms and eligibility requirements of each benefit program.

4.	TERMINATION Employment under this Agreement may be terminated:

•	By Employee, upon 60 days’ written notice to the Company.

•	By the Company at any time, in accordance with the Operating Agreement, and any other applicable agreements and policies of the Company predating this Agreement.

•	By the Company and Employee upon execution of both parties of a new letter agreement specifically referencing this Agreement.

5.

CONFIDENTIALITY AND NON-DISCLOSURE During the term of this Agreement and thereafter, Confidentiality and Non-Disclosure is to be referenced directly from the Second Amended and Restated Limited Liability Company Agreement of Phoenix Equity Holdings, LLC dated December 4, 2024, as amended from time to time (the “PEH LLCA”).

6.	NON-COMPETE AND NON-SOLICITATION During the term of this Agreement and thereafter, non-compete and non-solicitation is to be referenced directly from the PEH LLCA.

7.

MISCELLANEOUS This Agreement, together with the Operating Agreement, the PEH LLCA, the Company’s Employee Handbook and that certain Award Agreement between Employee and the Company dated December 4, 2024, together with all other policies adopted by the Company prior to the date hereof, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties. This Agreement will be governed by the laws of the State of California.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Employee Agreement as of the date set forth below.

Adam Ferrari

Signature:	/s/ Adam Ferrari
Date: January 21, 2026

For Phoenix Energy One, LLC

Signature:	/s/ Curtis Allen
By: Curtis Allen
Title: Chief Financial Officer
Date: January 21, 2026